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                           EX-4.2
                           Underwriter's Common Stock Purchase Warrant


                          COMMON STOCK PURCHASE WARRANT

                             PURO WATER GROUP, INC.

                              Dated: _____ __, 1996

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THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT
WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

NOT EXERCISABLE PRIOR TO _____, 1997. VOID AFTER 5:00 P.M. EASTERN TIME, ______, 2001.

WU-1

                          COMMON STOCK PURCHASE WARRANT

               For the Purchase of 135,000 Shares of Common Stock

                                       of

                             PURO WATER GROUP, INC.

                            (A Delaware Corporation)

1. Warrant.

            THIS CERTIFIES THAT, in consideration of $135.00 duly paid by or on behalf of Laidlaw Equities, Inc. (or registered assigns succeeding to ownership hereof pursuant to the provisions of Section 4.1 hereof) (the "Holder"), as registered owner of this Warrant, to Puro Water Group, Inc. (the "Company"), the Holder is entitled, at any time and from time to time on or after ______, 1997, and at or before 5:00 p.m., Eastern Time, ______, 2001 (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to one hundred and thirty-five thousand (135,000) shares of Common Stock, [$0.003125] par value (the "Common Stock"), of the Company. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day that is not such a day in accordance with the terms hereof. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable as to each share of Common Stock covered thereby at 120% of the offering price per share of Common Stock (the "Exercise Price") set forth on the cover page of the prospectus pursuant to which 1,350,000 shares of Common Stock of the Company are being offered to the public (the "Prospectus"). The term "Exercise Price" shall mean the initial exercise price or such exercise price, as adjusted in the manner provided herein, depending on the context. This Warrant, together with warrants of like tenor, was originally issued pursuant to an Underwriting Agreement dated ______, 1996 between the Company and Laidlaw Equities, Inc. (the "Underwriter").

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2. Exercise.

      In order to exercise this Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased. If the rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

3. Cashless Exercise.

      3.1 Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 2, the Holder shall have the right (but not the obligation) to pay the Exercise Price for the Shares of Common Stock being purchased with this Warrant upon exercise by the surrender to the Company of any exercisable but unexercised portion of this Warrant having a "Value" (as defined below), at the close of trading on the last trading day immediately preceding the exercise of this Warrant, equal to the Exercise Price multiplied by the number of Shares of Common Stock being purchased upon exercise ("Cashless Exercise Right"). The sum of (a) the number of Shares of Common Stock being purchased upon exercise of the non-surrendered portion of this Warrant pursuant to this Cashless Exercise Right and (b) the number of Shares of Common Stock underlying the portion of this Warrant being surrendered, shall not in any event be greater than the total number of Shares of Common Stock purchasable upon the complete exercise of this Warrant if the Exercise Price were paid in cash. Upon exercise of the conversion right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrant being converted at the time the conversion right is exercised by (y) the Exercise Price. The "Value" of the portion of the Warrant being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Shares of Common Stock underlying the portion of this Warrant being surrendered from (b) the Market Price of the Shares of Common Stock multiplied by the number of Shares of Common Stock underlying the portion of this Warrant being surrendered. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Shares of Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Shares of Common Stock are listed or admitted to trading, or, if the Shares of Common Stock are not listed or admitted to trading on any national securities exchange or if any such exchange on which the shares of Common Stock are listed is not its principal trading market, the


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last reported sale price as furnished by the NASD through the Nasdaq National
Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Shares of Common Stock are not listed or admitted to trading on the Nasdaq National Market or SmallCap Market or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

      3.2 Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Shares of Common Stock the Holder will purchase pursuant to such Cashless Exercise Right.

4. Transfer

      4.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it shall not sell, transfer or assign or hypothecate this Warrant to anyone other than (i) an officer or partner or such Holder, (ii) an officer of the Underwriter or an officer or partner of any Selected Dealer in connection with the Company's public offering with respect to which this Warrant has been issued, or (iii) any Selected Dealer or member of the underwriting syndicate prior to the Commencement Date. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer the number of Warrants specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by such assignment.

      4.2 Restrictions Imposed by the Act. The securities purchased upon exercise of this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder (reasonably acceptable to the Company and its counsel) that the securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission").


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      Each certificate for securities purchased upon exercise of this Warrant shall bear a legend as follows unless such securities have been registered under the Act:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

5. New Warrants to be Issued.

      5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 4 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any required transfer tax, the Company shall cause to be delivered to the Holder without charge a new warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise or assignment.

      5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor and date. Any such new warrants executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

6. Registration Rights.

      6.1 Demand Registration.

            6.1.1 Grant of Right. The Company, upon written demand (the "Initial Demand Notice") of the Holder(s) of at least fifty-one percent (51%) of the Warrants initially issued to the Underwriter and/or the underlying securities (the "Majority Holders"), agrees to register on one occasion, all of the shares of Common Stock underlying such Warrants (the "Registrable Securities"). On such occasion, the Company shall file a Registration Statement covering the Registrable Securities within thirty (30) days after receipt of the Initial Demand Notice and shall use its best efforts to have such registration statement declared effective promptly thereafter. The demand for registration may be made at any time during a period of four years


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beginning one year after the date of the Prospectus (the "Effective Date"). The
Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within five (5) days after the date of the receipt of any such Initial Demand Notice.

            6.1.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities and any applicable transfer taxes. The Company agrees to use its prompt best efforts to cause the filing required herein to become effective and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business as a foreign corporation in such State or to pay income, franchise or other similar taxes solely as a result of such registration or to be subject to service of general process, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand rights granted under Section 6.1.1 to remain effective for a period of at least twelve (12) consecutive months after the effective date of such registration statement. The terms of this Section 6.1 may not be modified, amended or deleted without the prior consent of the Underwriter.

            6.1.3 Repurchase of Warrants and Registrable Shares. Anything in this Section 6.1 to the contrary notwithstanding, the Company shall have no such obligation to prepare and file a registration statement as provided for in this
Section 6.1 if, within twenty (20) days after it receives a demand therefor, it agrees to purchase the Warrants and/or the underlying Registrable Securities from the Holder(s) thereof at a price, in the case of the Warrants, equal to the difference between the Exercise Price and the then current market price of the Common Stock and, in the case of the Registrable Securities, at the current market price of the Common Stock. The current market price of the Common Stock shall be the average of the closing bid and asked prices for the Common Stock during the five (5) business day period preceding such demand for registration. The Majority Holders may, at their option, demand the registration of the Registrable Securities in a registration statement as contemplated by Section
6.1 or in connection with a request made pursuant to Section 6.2 prior to the acquisition of the Registrable Securities upon exercise of the Warrants even though any such Holder has not given notice of exercise of the Warrants. Any such Holder may thereafter at its option, exercise the Warrants at any time or from


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time to time subsequent to the effectiveness under the Act of the registration statement in which the Registrable Securities were included.

      6.2 "Piggy-Back" Registration.

            6.2.1 Grant of Right. In addition to the demand right of registration, the Holder(s) of the Warrants shall have the right for a period of four (4) years beginning one year after the Effective Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8), at the Company's sole cost and expense, provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities that can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire terms of the offering, the Company shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable Securities shall not be sold by the Holder(s) until 180 days after the registration statement for such offering has become effective and provided further that, if any securities are registered for sale on behalf of other shareholders in such offering and such shareholders have not agreed to defer such sale until the expiration of such 180-day period, the number of securities to be sold by all shareholders in such public offering during such 180-day period shall be apportioned pro rata among all such selling shareholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling shareholders, including all holders of the Registrable Securities.

            6.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder(s) shall pay any and all underwriting commissions, the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities and applicable transfer taxes, if any. In the event of such a proposed registration, the Company shall furnish the then Holder(s) of outstanding Registrable Securities with not less than thirty (30) days' written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the "piggyback" rights provided for herein by giving written notice, within twenty (20) days after the receipt of the Company's notice of its intention to


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file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective for at least twelve (12) months from the date that such registration statement is declared effective by the Commission. The terms of this Section 6.2 may not be modified, amended or deleted without the prior consent of the Underwriter.

      6.3 General Terms.

            6.3.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holder(s) within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 5 of the Underwriting Agreement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder(s), or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriter have agreed to indemnify the Company.

            6.3.2 Exclusivity. The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 6.1 hereof without the prior written consent of the Majority Holders of the Registrable Securities.

            6.3.3 Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such


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registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of closing under the underwriting agreement) signed by independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities as appropriate for the form of registration statement used. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request. Following the effective date of any such registration, the Company shall upon the request of any owner of Warrants and/or Registrable Securities forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be reasonably requested to make a public offering of the Registrable Securities from time to time offered or sold by such owner.

            6.3.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s) selected by any Holder(s) whose Registrable Securities are being registered pursuant to this
Section 6. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holder(s) shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holder(s). Such Holder(s) shall not be required to make any representations or warranties to or agreements with the Company or


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the underwriters except as they may relate to such Holder(s) and their intended methods of distribution.

7. Adjustments to Exercise Price and Number of Securities.

      7.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

      7.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

      7.3 Recapitalization. For the purpose of this Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

      7.4 Stock Dividends - Recapitalization, Reclassification, Split-Ups. If after the date hereof the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of the Warrant shall be increased in proportion to such increase in outstanding shares.

      7.5 Aggregate of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares.

      7.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder(s) a supplemental warrant providing that


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the holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrants shall provide for adjustments which shall be identical to the adjustments provided in Section 7. The above provision of this Section shall similarly apply to successive consolidations or mergers.

      7.7 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

      (i) Upon the issuance or sale of the shares of Common Stock issuable upon the exercise of (i) this Warrant or (ii) the options granted under the stock option plan described in the Prospectus; or

      (ii) If the amount of said adjustment shall be less than two cents ($.02) per share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per share of Common Stock.

      7.8 Redemption of Warrants. Except as provided in Section 6.1.3 hereof, this Warrant cannot be redeemed by the Company without the prior written consent of the Holder.

      7.9 Changes in Form of Warrant This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

      7.10 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.


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8. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable, properties and rights upon such exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on NASDAQ) on which the Common Stock may then be listed and/or quoted.

9. Certain Notice Requirements.

      9.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 9.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

      9.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 9 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

      9.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 7 hereof, send notice to the Holders of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer and Chief Financial Officer.

      9.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by responsible overnight courier:

            (i) If to the registered Holder of this Warrant, to:

                            Laidlaw Equities, Inc.
                            100 Park Avenue
                            New York, New York 10017
                            Attention:  Andrew J. Cahill, Managing Director

                            with a copy to:

                            Olshan Grundman Frome & Rosenzweig LLP
                            505 Park Avenue
                            New York, New York 10022
                            Attention: Stephen Irwin, Esq.

            (ii) if to the Company, to:

                            Puro Water Group, Inc.
                            56-45 58th Street
                            Maspeth, New York 11378
                            Attention:  Jack West, President

                            with a copy to:

                            Lev, Berlin & Dale, P.C.
                            535 Connecticut Avenue
                            Norwalk, Connecticut  06854
                            Attention: Duane L. Berlin, Esq.

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 9.4.


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

10. Miscellaneous.

      10.1 Amendments. The Company and the Holder may from time to time supplement or amend this Warrant without the approval of any other Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interest of the Holder. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

      10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

      10.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      10.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

      10.5 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, proceeding or claim against the Company or the Holder arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and the Company and the Holder irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

      10.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the _______ day of ______, 1996.


                                        PURO WATER GROUP, INC.



                                        By:________________________________
                                           Name:  Jack West
                                           Title: President

Form to be used to exercise Warrant:

Puro Water Group, Inc.
56-45 58th Street
Maspeth, New York 11378

Date: ________________, ____

            The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of Common Stock of Puro Water Group, Inc., and hereby makes payment of $_____________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

                                       OR

            The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase __________ shares of Common Stock of Puro Water Group, Inc. by surrender of the unexercised portion of the within warrant (with a "Value" of $__________ based on a "Market Price" of $__________). Please issue the Common Stock comprising the Warrant in accordance with the instructions given below.



                                        ___________________________________
                                        Signature



                                        ___________________________________
                                        Signature Guaranteed


                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name____________________________________________________________________________
                            (Print in Block Letters)

Address_________________________________________________________________________

            NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Warrant:

                                   ASSIGNMENT

            (To be executed by the registered Holder to effect a transfer of the within Warrant):

            FOR VALUE RECEIVED, ________________________________ does hereby sell, assign and transfer unto __________________________ the right to purchase ____________ shares of Common Stock of Puro Water Group, Inc. (the "Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:__________________, ____


                                        ___________________________________
                                        Signature



                                        ___________________________________
                                        Signature Guaranteed


            NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.